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                                                                    EXHIBIT 23.5

                   CONSENT OF BINDER HAMLYN, INDEPENDENT AUDITORS

    As independent auditors, we hereby consent to the incorporation of our report dated 26 March 1997, except for Notes 28 and 29 as to which the date is 24 March 1999, with respect to the financial statements of Airtech plc for the year ended 31 December 1996 included in this Form 10-K/A, into REMEC, Inc.'s previously filed Registration Statements on Form S-8 (File No.'s 333-04224, 333-27353 and 333-37191) and Form S-3 (File No.'s 333-25437, 333-30803,
333-45353, 333-45595 and 333-46891).

/s/ BINDER HAMLYN
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Chartered Accountants
London, England
22 July 1999